As filed with the Securities and Exchange Commission on December 1, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFE TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	5791 Van Allen Way Carlsbad, California 92008	33-0373077
(State of incorporation )	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan

Applera Corporation Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan

PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan

The Perkin-Elmer Corporation 1997 Stock Incentive Plan

Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan (1)

Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan (1)

(Full titles of the plans)

John A. Cottingham, Esq.

Chief Legal Officer and Secretary

Life Technologies Corporation

5791 Van Allen Way

Carlsbad, California 92008

(760) 603-7200

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (2)	Amount to be registered (3)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration Fee
Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan	9,285,654	$54.92 (4)	$510,005,296.78	$20,043.21
	72,460	$20.99 (5)(7)	$1,520,573.10	$59.76
Applera Corporation Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan	67,655	$20.99 (5)	$1,419,740.18	$55.80
PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan	10,436	$24.51 (4)	$255,786.36	$10.05
The Perkin-Elmer Corporation 1997 Stock Incentive Plan	5,360	$20.99 (5)	$112,479.60	$4.42
Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan (1)	6,653,582	$20.99 (5)	$139,625,418.27	$5,487.28
Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan (1)	814,242	$17.84 (6)	$14,523,838.11	$570.79

(1)	The Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan and the Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan are plans previously maintained by Applera Corporation/Applied Biosystems Group which Life Technologies Corporation assumed in the merger transaction with Applera Corporation/Applied Biosystems Group and the shares registered hereunder are for future awards by the surviving entity Life Technologies Corporation to former employees of Applera Corporation/Applied Biosystems Group.
(2)	The securities to be registered include options and other rights to acquire Common Stock ($0.01 par value) issuable pursuant to the applicable plan. Pursuant to the Agreement and Plan of Merger among Invitrogen Corporation, Atom Acquisition, LLC and Applera Corporation, the Registrant assumed all of the outstanding options to purchase stock of Applera Corporation and as a result of such assumption, such stock options now reflect the right to acquire shares of the Registrant’s Common Stock, subject to appropriate adjustments to the number of shares and exercise price of each such option.
(3)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(4)	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee based upon the weighted average exercise price of the outstanding stock options as of November 21, 2008, the date such stock options were assumed by the Registrant.
(5)	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee based upon the average of the high and low prices of the Registrant’s Common Stock on November 21, 2008.
(6)	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee based upon 85% of the average of the high and low prices of the Registrant’s Common Stock on November 21, 2008.
(7)	The securities to be registered represent restricted stock units to acquire common stock ($0.01 par value) issued to Directors of Applera Corporation/Applied Biosystems pursuant to the Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan that are being assumed by Registrant.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Life Technologies Corporation, a Delaware corporation (the “Registrant”), and relates to an aggregate of 16,909,389 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan, Applera Corporation Group Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan, PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan, Perkin-Elmer Corporation 1997 Stock Incentive Plan, Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan and the Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan (the “Assumed Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Assumed Plans, as specified in Rule 428(b)(1)(i) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 as amended (the “Securities Act”). These documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this registration statement the following documents previously filed with the Commission:

(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports and information filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Except as expressly provided therein, we are not incorporating any information from any filed documents furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Restated Certificate of Incorporation, as amended (the “Certificate”), limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware (“Delaware Law”), as the same exists or may hereafter be amended, the personal liability of directors for monetary damages for their conduct as a director. The Registrant’s Bylaws (the “Bylaws”) provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law against expenses, including attorneys fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising out of their status as our agent. The Registrant’s Bylaws also allow the Registrant to purchase and maintain insurance on behalf of any person who is one of the Registrant’s directors, officers, employees or agents against any liability arising out of the person’s status as such, whether or not the Registrant would have the power to indemnify the person under Delaware Law.

Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Delaware Law does not permit a corporation to eliminate a director’s duty of care, and the provisions of the Certificate have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director’s breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 25, 2008.

LIFE TECHNOLOGIES CORPORATION

By:	/s/ David F. Hoffmeister
David F. Hoffmeister
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Cottingham and David Szekeres, or either of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory T. Lucier Gregory T. Lucier	Chairman and Chief Executive Officer (Principal Executive Officer)	November 20, 2008

/s/ David F. Hoffmeister David F. Hoffmeister	Chief Financial Officer (Principal Financial Officer)	November 20, 2008

/s/ Kelli A. Richard Kelli A. Richard	Vice President, Finance (Principal Accounting Officer)	November 20, 2008

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	November 19, 2008

/s/ Donald W. Grimm Donald W. Grimm	Director	November 19, 2008

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	November 19, 2008

/s/ Bradley G. Lorimier Bradley G. Lorimier	Director	November 19, 2008

/s/ Per A. Peterson Per A. Peterson, Ph.D.	Director	November 30, 2008

/s/ Ronald A. Matricaria Ronald A. Matricaria	Director	November 20, 2008

/s/ W. Ann Reynolds, Ph.D. W. Ann Reynolds, Ph.D.	Director	November 19, 2008

/s/ David C. U’Prichard, Ph.D. David C. U’Prichard, Ph.D.	Director	November 19, 2008

EXHIBIT INDEX

4.1	Restated Certification of Incorporation as amended (1)

4.2	Amended and Restated Bylaws (2)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included in signature pages to this Registration Statement)

99.1	Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan

99.2	Applera Corporation Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan

99.3	PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan

99.4	The Perkin-Elmer Corporation 1997 Stock Incentive Plan

99.5	Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan

99.6	Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2007 (File No. 000-25317)

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-68665). A further amendment to the Bylaws adopted by a Resolution of the Board of Directors of the Registrant dated July 19, 2001 is incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2001 (File No. 000-25317)